MORGENTHAU, GREENES, GOLDFARB & ARONAUER, P.C.
                                 ATTORNEYS AT LAW

                               575 LEXINGTON AVENUE
                              NEW YORK, N.Y.  10022

                                  (212) 888-2005

                                Fax (212) 486-4035



                                           July 15, 1996


Presidential Life Corporation
69 Lydecker Street
Nyack, New York 10960

Gentlemen:

   We have acted as counsel to Presidential Life Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the offering (the "Offering") by the Company of 1,000,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), issuable to selected employees of the Company pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

   As such counsel, we have examined copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, the Prospectus which forms a part of the Registration Statement, and originals or copies of such corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

   Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to which the Registration Statement relates, when and if issued as contemplated under the Plan, will be legally issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                    Sincerely,



                                    Morgenthau, Greenes, Goldfarb &
                                    Aronauer, P.C.

                                    By: /s/ Samuel Goldfarb
                                        Samuel Goldfarb
                                        A member of the firm